NEWS RELEASE FOR IMMEDIATE RELEASE

Agrium Remains Committed to its Highly Successful Integrated Strategy; JANA’s Attempt to Run its Own Slate Is Almost Certain to Fail

November 19, 2012

CALGARY, Alberta – Agrium Inc. (“Agrium” or the “Corporation”) (TSX and NYSE: AGU) commented today on the announcement by JANA Partners LLC that it plans to run its own slate of nominees for election to Agrium’s Board.

In a statement, Agrium President and CEO Mike Wilson said:

“The facts are straightforward. Agrium remains committed to its highly successful integrated strategy. JANA has been trying for over six months to obtain support for its idea that Agrium should spin off or sell its retail operations. Agrium’s shareholders have overwhelmingly rejected JANA’s ideas. As a result, we believe JANA’s attempt to run its own slate for Agrium’s Board is almost certain to fail.”

“The fundamental question is whether or not a break-up of Agrium would create compelling, sustainable value for its shareholders. As we have made clear, the breakup of Agrium will destroy value rather than create it.”

“Before reaching the unanimous conclusion to reject a spin off of Retail, the independent directors of the Board spent two months evaluating all of JANA’s ideas with our independent financial advisor. Since that time, our management team has devoted an extraordinary amount of time meeting with our analysts and our shareholders, including JANA, to review our integrated strategy and discuss JANA’s ideas.”

“We listen to our shareholders and the overwhelming majority continue to support the company’s position. Over the past year, Agrium has implemented three dividend increases, a Cdn$900-million share buyback and supplemented our retail disclosure. Other than JANA, shareholders are not asking Agrium to consider a Retail spin-off or to evaluate any other structural changes. Shareholders have told us that they invest in Agrium in part because they want exposure to retail and the advantages of our integrated model.”

About Agrium

Agrium Inc. is a major Retail supplier of agricultural products and services in North America, South America and Australia and a leading global Wholesale producer and marketer of all three major agricultural nutrients and the premier supplier of specialty fertilizers in North America through our Advanced Technologies business unit. Agrium’s strategy is to grow across the value chain through acquisition, incremental expansion of its existing operations and through the development, commercialization and marketing of new products and international opportunities. Our strategy places particular emphasis on growth opportunities that both increase and stabilize our earnings profile in the continuing transformation of Agrium.

Forward-Looking Statements

Certain statements and other information included in this press release constitute “forward-looking information” within the meaning of applicable Canadian securities legislation or constitute “forward-looking statements” within the meaning of applicable U.S. securities legislation (collectively, the “forward-looking statements”). All statements in this press release, other than those relating to historical information or current conditions, are forward-looking statements including, but not limited to, statements as to management’s expectations with respect to, business and financial prospects, the execution of its business strategy, the creation of value for shareholders and the future performance and value of its retail operations. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such forward-looking statements, and are qualified by the assumptions that are stated or inherent in such forward-looking statements. Events or circumstances that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the expected combination benefits and costs savings from recent transactions not being fully realized or not being realized within the expected time frame, disruptions from the transactions making it more difficult to maintain relationships with customers, employees and suppliers, recent or proposed business acquisitions not being integrated successfully or such integration being more difficult, time-consuming or costly than expected, delays or difficulties with the planned increase in potash production capabilities or expansion of the Egyptian nitrogen facility, general business and economic conditions, interest rates, exchange rates and tax rates, weather conditions, crop prices, the supply, demand and price level for our major products, gas prices and gas availability, operating rates and production costs, domestic fertilizer consumption and any changes in government policy in key agriculture markets, including the application of price controls and tariffs on fertilizers and the availability of subsidies or changes in their amounts, changes in development plans, construction progress, political risks, including civil unrest, actions by armed groups or conflict, governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, changes in environmental, tax and other laws or regulations and the interpretation thereof and other risk factors detailed from time to time in Agrium reports filed with the Securities and Exchange Commission or Canadian securities regulators. Agrium disclaims any intention or obligation to update or revise any forward-looking statements in this press release as a result of new information or future events, except as may be required under applicable U.S. federal securities laws or applicable Canadian securities legislation.

FOR FURTHER INFORMATION:

Investor/Media Relations

Richard Downey, Vice President, Investor/Corporate Relations

(403) 225-7357

Todd Coakwell, Manager, Investor Relations

(403) 225-7437

Mark Thompson, Analyst, Investor Relations

(403) 225-7761